Exhibit 23.4

CONSENT OF WITHUMSMITH+BROWN, P. C.

INDEPENDENT AUDITORS

We hereby consent to the inclusion in the Prospectus constituting a part of Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form S-1 (333-136586) of our report dated February 27, 2007, relating to the consolidated financial statements of National Hybrid, Inc. and Pace Technology, Inc. included in that Prospectus of API Nanotronics Corp.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ WithumSmith+Brown, P. C.

WithumSmith+Brown, P. C. New Brunswick, New Jersey April 3, 2007